Exhibit 99.1

FOR IMMEDIATE RELEASE

LONGPORT, INC. COMPLETES $1.5M PRIVATE PLACEMENT

SWARTHMORE, PA - July 26, 2004 - Longport, Inc. (OTC BB: LPTI), a medical technology specialist in high resolution ultrasound imaging, announced today that it has closed a private placement transaction which has been negotiated over the last eight weeks.  Pursuant to which, Longport has sold 1,764,706 shares of restricted common stock to certain investors in return for $1.5M.  The investors included Guerrilla Capital Management, LLC., ProMed Management, Inc., Kensington Management Group, LLC., and Odin Partners.  In addition, Warrants at three exercise prices ($1.20, $1.70, and $3.40) have been provided to these investors.  If all of these Warrants are exercised, more than $8M will be raised.

Paul Wilson, President of Longport, Inc., said, “The funds raised will allow us to ramp up production of our ultrasound scanner, the EPISCAN I-200, which has just qualified for the UL mark in North America and the similar CE mark for Europe, and to expand our development and clinical study program.  With our recently signed distribution agreements, including that with US MedSys Corp. (OTC BB: UMSY), all the parts are now in place for a significant expansion of our business.  We have the working capital, addressed the appropriate regulatory requirements, and have the distribution channels in place.”

Peter Siris of Guerrilla Capital Management said, “I am very pleased that our firm was able to participate in this private placement.  We believe that Longport’s technology offers a major step forward in medical imaging and that the company’s strategic plan for increasing its top and bottom line is realistic, sound, and already moving forward.”

Barry Kurokawa, a partner at ProMed Management, Inc., stated, “ProMed is excited to be a shareholder in Longport and believes the EPISCAN ultrasound technology offers caregivers unique and potentially cost-saving diagnostic capabilities in the wound care arena.”

Dick Keim of Kensington Management added, “Longport is an exciting medical technology company specializing in the area of high resolution ultrasound imaging.  With its superior technology we expect that over a period of time a relatively large market will develop for the non-invasive assessment of wound care and prevention utilizing Longport’s expertise.”

Longport, Inc. of Swarthmore, Pennsylvania, is a medical technology company that specializes in high resolution ultrasound imaging. After several years and a multi-million dollar investment in the technology, Longport has secured patents, copyrights and FDA permission to market. The Company’s technology has been used to engineer a unique high resolution ultrasound imaging system.

For further information please contact Longport, Inc. at 1-800-289-6863 or visit our website at www.longportinc.com.

Forward-looking Information and the Private Securities

Litigation Reform Act of 1995

Certain statements in this press release, including statements concerning product development milestones and anticipated events, are “forward-looking statements” within the Private Litigation Reform Act of 1995. Forward Looking Statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Longport’s actual results include, among others, uncertainties as to the Company’s ability to manage potential problems, delays or anticipated expenses, including problems, delays or expenses involving manufacturing. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only to the date of this release. Reference is made to Longport’s 2003 annual report on Form 10-K filed with the Securities and Exchange Commission for a more definitive description of such factors. Longport, Inc. undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.